SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        February 1, 2012
                         Date of Report
                (Date of Earliest Event Reported)

                       PIVOTAL GROUP INC.
       (Exact Name of Registrant as Specified in its Charter)

                 DRIFTWOOD ACQUISITION CORPORATION
                   (Former Name of Registrant)

Delaware                    000-54426                   45-1876246
(State or other        (Commission File Number)       (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)

                     3145 Green Valley Road
                    Birmingham, Alabama 35243
             (Address of Principal Executive Offices)

                       215 Apolena Avenue
                 Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

                         205-977-7755
                 (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     On February 2, the Registrant issued 6,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $600 representing 92% of the total outstanding 6,500,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    February 1, 2012 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2. New officers and directors were appointed and elected and the prior officers and directors resigned.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on June 2, 2011 as updated by the Quarterly Reports on Form 10-Q filed August 22, 2011 and November 14, 2011, and as supplemented by the information contained in this report.

ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On February 1, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On February 1, 2012, James McKillop resigned as the Registrant's vice president and director.

    On February 1, 2012, the following persons were elected to the board of directors of the Registrant:

              M. Duane Lewis
              Tom Moore
              Robert Ritch
              P. K. Smartt

    and the following persons were appointed to the offices appearing next to their name:

              M. Duane Lewis           President
              Tom Moore           Vice President
              Robert Ritch             Treasurer
              P. K. Smartt             Secretary

    Malcolm Duane Lewis. Mr. Lewis serves as President and a director of the Company. Mr. Lewis graduated from The University of Alabama in 1961 with a degree in Accounting. From 1963 to 1983, Mr. Lewis worked at Polar Meats and Lockers, Bessemer, Alabama, the family meat business, serving as its partner and manager. From 1978 to 1984 Mr. Lewis served as an elected member of the Alabama House of Representatives. From 1983 to 1993, Mr. Lewis worked in commercial real estate with C.F. Halstead Developers, Montgomery, Alabama and Polar-BEK and Baker, Birmingham, Alabama. In 1993, Mr. Lewis started Lewis Enterprises, Inc. developing commercial real estate and serving as a consultant to various entities, including Homart Community Centers, Inc., Chicago, Illinois, Wal-Mart Stores, Target, Books-A-Million, Lowes, and other large commercial chain stores. Mr. Lewis has been the developer of over 30 shopping centers and commercial multi-use projects.

    Tom Moore. Mr. Moore serves as the Vice President and a director of the Company. Mr. Moore received his Master's Degree in Education from William Carey College in 1997. From 1992 to 1995, Mr. Moore was an educational instructor at Memorial Children's Hospital, a facility that provides services to children with emotional disabilities. From 1995 through 1997, Mr. Moore was the Recreation Specialist for the City of Biloxi. From 1997 to 2010, Mr. Moore has been the Director of the Boys and Girls Club, New Hope Program,
Gulf Coast. The New Hope Program is designed to provide services to children who exhibit physical, emotional and behavioral disabilities. The New Hope Program provides services to 48 schools in South Mississippi. Mr. Moore oversaw these programs including supervision of all employees, funding all programs through contractual services, federal grants and community fund raisers and implementing strategic planning for the New Hope Program, Gulf Coast. Mr. Moore has been instrumental in the formation and development of the Mississippi Centers for Autism and serves as a founding member of the Board of Directors of the Mississippi Mental Health Collaboration Association.

    Robert Ritch. Mr. Ritch serves as Treasurer and a director of the Company. Mr. Ritch received his B.A. degree in business and his J.D. degree from the
Barkley School of Law.   Since 1994, Mr. Ritch has owned and operated Ritch
and Associates which provides consulting services to entrepreneurs and business owners. Mr. Ritch is the president and a director of Paladin Wordwide, Inc., a public reporting company, and the managing member of Paladin Global Investments, Inc., a private equity firm.

    P.K. "Lanny" Smartt. Mr. Smartt serves as Secretary and a director of the Company. Mr. Smartt received his J.D. degree from the Samford University's Cumberland School of Law in 1998. Since 1998, Mr. Smartt has practiced law specializing in the areas of financial and commercial real estate development. Since 2000, Mr. Smartt has worked as a developer on numerous real estate projects ranging from single family residential lots and residences low and high rise condominiums, office, retail and student housing. Mr. Smartt serves as a consultant to private, commercial and governmental interests on development feasibility, operations and sustainability. He has consulted on on over 160 projects throughout the United States. In 2006, Mr. Smartt was named to the President' Leadership Council and recently coordinated multi-state relief efforts following the devastating tornadoes of 2011 in the South.

ITEM 5.03     Amendments to Articles of Incorporation

    On January 30, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to Pivotal Group, Inc. and filed such change with the State of Delaware.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        PIVOTAL GROUP, INC.
                          formerly Driftwood Acquisition Corporation

Date: February 20, 2012           /s/  M. Duane Lewis
                                       President